Exhibit 10.1

THIRD AMENDMENT TO LEASE AGREEMENT

( BUD JONES CHIPS AREA )

THIS THIRD AMENDMENT ( THE “THIRD AMENDMENT” ) TO THE LEASE AGREEMENT (“THE AGREEMENT”) DATED JANUARY 11, 2008 BETWEEN “COPROPIEDAD ARTE Y DISEÑO” (THE “LESSOR”) REPRESENTED BY MR. FRANCISCO JAVIER MORENO SANCHEZ AND “PAUL-SON MEXICANA S.A. DE C.V. (THE “LESSEE”) REPRESENTED BY MR. GERARD P. CHARLIER, IS NOW ENTERED BY AND  BETWEEN THE LESSOR AND LESSEE PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

The LESSOR and LESSEE represent:

(a)          Effective January 12, 2005, the LESSEE changed its name to GPI MEXICANA S.A. DE C.V.

(b)         Effective April 1, 2008 LESSOR agrees to lease to LESSEE, who agrees to lease from LESSOR, an addition 14,000 square feet in the BUILDING as set forth in Paragraph 1.3 of the AGREEMENT pursuant to the terms of paragraphs 1.4 and 1.5 thereof  concerning RENT and TERM. Blueprints of the current portions of the BUILDING leased by LESSOR to LESSEE pursuant to this THIRD AMENDEMENT are attached to this THIRD AMENDMENT as Exhibit “E”.

(c)          All other terms and conditions of the AGREEMENT remain unchanged and in full force and effect.

IN WITNESS WHEREOF, parties and witness execute this THIRD AMENDMENT in the city of  Las Vegas as of April 1, 2008.

LESSOR	LESSEE

Copropiedad Arte y Diseño	GPI Mexicana S.A. de C.V.
Formerly Paul-Son Mexicana SA de CV

Represented by:	Represented by:
Francisco Javier Moreno Sanchez	Gerard P. Charlier

WITNESS	WITNESS